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                                   EXHIBIT 3.2

                ARTICLES OF AMENDMENT OF MORTGAGE RESOURCES, INC.
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          FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       OCT 16 1995

        14037-95

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                                       of

                            MORTGAGE RESOURCES, INC.

ROBERT C. BOVARD, ESQ. certifies that:

      1. He is the sole original incorporator of Mortgage Resources, Inc. a Nevada corporation.

      2. The original Articles were filed in the Office of the Secretary of State on August 23, 1995.

      3. As of the date of this certificate, no stock of the corporation has been issued.

      4. They hereby adopt the following amendments to the Articles of Incorporation of this Corporation:

Article 4.1 is amended to read as follows:

4.1 The aggregate number of shares that the Corporation shall have authority to issue shall be 50,000,000 shares of common stock, each share having a par value of 1 mil. All shares shall be common, voting, and non-assessable.

Article 5.0 is amended to read as follows:

5.0 MINIMUM CAPITAL

      The Corporation will not commence business until consideration of the value of at least $1,000 has been received.

                                                /s/ Robert C. Bovard
                                                ------------------------
                                                Robert C. Bovard, Esq.


State of Nevada   )
                  ) ss.
County of Clark   )

On October 3, 1995, personally appeared before me, a Notary Public, Robert C. Bovard who acknowledged that they executed the above instrument.


                                                /s/ G.A. Nobil
                                                -------------------------------
                                                G.A. Nobil, Notary Public

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                       NOTARY PUBLIC
       [SEAL]         STATE OF NEVADA
                      County of Clark
                        G.A. NOBIL
My Appointment Expires Sept. 11, 1998
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